Exhibit 99.1

PBF Energy Provides Third Quarter 2015 Interim Update

•	Third quarter 2015 net income expected to be in the $135 - $155 million range, excluding LCM

•	Total throughput of 470,000 barrels per day is in-line with guidance

PARSIPPANY, NJ – October 5, 2015 – PBF Energy Inc. (NYSE: PBF) (“PBF Energy”) announced today that the company expects to report net income in the range of $135 - $155 million for the third quarter of 2015, excluding any potential lower of cost or market inventory adjustment (“LCM”) for the three month period ended September 30, 2015, as all the information required to complete our LCM analyses for the period is not yet available. PBF Energy's financial results reflect the consolidation of the financial results of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 53.7% of the limited partner interests.

PBF’s third quarter 2015 results were positively impacted by strong overall product demand and high average cracks in both East Coast and Mid-Continent regions. PBF’s refineries had a combined total throughput of approximately 470,000 barrels per day (“bpd”). Throughput for the Mid-Continent and East Coast systems during the third quarter totaled approximately 173,000 bpd and 297,000 bpd, respectively.

PBF is finalizing the third quarter results and expects to report financial results related to the third quarter of 2015 on or about October 29, 2015.

Forward-Looking Statements
Statements in this press release relating to future results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the company’s current expectations, estimates and projections concerning its results for the third quarter 2015; that the preliminary financial data provided above has been prepared by, and is the responsibility of, the company’s management and has not been audited or reviewed by its independent public registered accounting firm; the company’s financial closing procedures for the third quarter of fiscal year 2015 are not yet complete and are subject to final adjustments and other developments that may arise between now and the time the financial results for the third quarter of fiscal year 2015 are finalized; the preliminary third quarter estimates are based upon assumptions the company believes to be reasonable but includes information from third parties that is subject to further review and verification; and it is possible that the company’s final reported results may not be within the ranges it currently estimates, and the differences may be material. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks described above, and the risks disclosed in the company's filings with the SEC. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE: PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. indirectly owns the general partner and approximately 53.7% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994